UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

Fast Radius, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40032	85-3692788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

113 N. May Street Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 787-1629

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	FSRD	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	FSRDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Overview

This Amendment No. 2 on Form 8-K/A (“Amendment No. 2”) amends the Current Report on Form 8-K of Fast Radius Inc., a Delaware corporation (formerly named ECP Environmental Growth Opportunities Corp. (“ENNV”)) (the “Company”), filed on February 10, 2022 (the “Original Report”), as amended by that certain Amendment No. 1 to the Original Report, filed on Form 8-K/A on March 30, 2022 (“Amendment No. 1”), in which the Company reported, among other events, the completion of the Business Combination (as defined in the Original Report) between the Company and Fast Radius Operations, Inc., a Delaware corporation (formerly named Fast Radius, Inc.) (“Legacy Fast Radius”), on February 4, 2022 (the “Closing Date”).

This Amendment No. 2 is being filed in order to include revised unaudited pro forma condensed combined financial information for the Company and Legacy Fast Radius as of and for the nine months ended September 30, 2021 (the “September Pro Formas”) solely to reflect Legacy Fast Radius’ restated unaudited financial statements for the nine months ended September 30, 2021 included as part of Legacy Fast Radius’ audited financial statements included as Exhibit 99.1 to Amendment No. 1 (the “Restated Financials”). The September Pro Formas have only been updated to reflect the effect of the Restated Financials. The September Pro Formas otherwise represent management’s estimates based on information available as of the date of the Original Report. Please refer to Note 16 of the audited financial statements of Legacy Fast Radius included in Exhibit 99.1 to Amendment No. 1 for additional information about the Restated Financials. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 included in Exhibit 99.3 attached hereto has not been updated since the Original Report.

Immediately following the filing of the Form 10-K (as defined below), the Company will amend the pro forma financial statements provided under Item 9.01(b) in this Amendment No. 2 to include the unaudited pro forma condensed combined statement of operations of the Company and Legacy Fast Radius for the year ended December 31, 2021 and the unaudited pro forma condensed combined balance sheet of the Company and Legacy Fast Radius as of December 31, 2021 (the “December Pro Formas”). The December Pro Formas may include additional adjustments as a result of additional information and analyses that will be performed after the date of the Original Report. The Company has filed a notification of late filing on Form 12b-25 with the Securities and Exchange Commission (the “SEC”) with respect to its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”) because the Company has experienced unexpected delays in its completion of the audit of ENNV’s financial statements and related disclosures for the year ended December 31, 2021 due to the timing of the Business Combination and the substantial amount of internal resources required in connection therewith. The Company expects to file the Form 10-K as soon as practicable within the extension period provided by Rule 12b-25. As a result, the Company requires additional time to finalize ENNV’s financial statements and related disclosures to be filed as part of the Form 10-K, which is necessary for completion of the December Pro Formas.

Except as set forth herein, this Amendment No. 2 does not amend any other item of the Original Report (as amended by Amendment No. 1) or purport to provide an update or a discussion of any developments at the Company or its subsidiaries subsequent to the filing date of the Original Report. The information previously reported in or filed with the Original Report and Amendment No. 1 is hereby incorporated by reference to this Amendment No. 2.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The revised unaudited pro forma condensed combined financial statements of the Company as of and for the nine months ended September 30, 2021 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and the related notes are attached as Exhibit 99.3 hereto and are incorporated herein by reference.

(c) Exhibits.

Exhibit Number	Description

99.3*	Unaudited Pro Forma Condensed Combined Financial Statements of the Company as of and for the nine months ended September 30, 2021 and for the year ended December 31, 2020.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAST RADIUS, INC.

Dated: March 31, 2022

	By:	/s/ Lou Rassey
Lou Rassey
Chief Executive Officer